Exhibit 99.3
Dover Corporation Fourth Quarter 2009 Conference Call January 29, 2010 9:00 am

2 Forward Looking Statements We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties. We caution everyone to be guided in their analysis of Dover Corporation by referring to our Form 10-K for a list of factors that could cause our results to differ from those anticipated in any such forward looking statements. We would also direct your attention to our internet site, www.dovercorporation.com, where considerably more information can be found.

3 Dover's Q4 2009 Performance Continuing Earnings Per Share 2006 2007 2008 $2.90 $3.30 $3.67 Revenue $ 1.5B -13% $ 5.8B -24% EPS (cont.) $0.55 -40% $1.99 -46% Segment Margins 13.1% -220 bps 12.3% -300 bps Organic Revenue - 19% - 24% Net Acq. Growth 4% 2% Free Cash Flow $211M -7% $682M -18% Quarterly revenue and earnings declines reflected continuation of weak global economy Sequential quarterly bookings up at all segments and platforms Segment operating margin was 13.1%, finished full year at 12.3% Strong free cash flow generation of $211 million, 14% of revenue Q4 Q4/Q4 2009 $1.99 FY09/FY08 FY09

4 Revenue Q4 2009 Industrial Products Engineered Systems Fluid Management Electronic Technologies Total Dover Organic -29% -15% -21% -6% -19% Net Acquisitions - 17% - - 4% Currency 1% 4% 2% 3% 2% Total -28% 6% -19% -3% -13% FY 2009 Industrial Products Engineered Systems Fluid Management Electronic Technologies Total Dover Organic -33% -11% -25% -24% -24% Net Acquisitions - 7% 1% - 2% Currency -1% -3% -2% -2% -2% Total -34% -7% -26% -26% -24%

5 Sequential Results - Q4 09 / Q3 09 Material Handling Fluid Solutions Mobile Equipment Energy Product Identification Engineered Products ^ 3% ^ 9% ^ 22% Electronic Technologies

6 Industrial Products Lower revenue due to continued weakness in construction, trailer and certain military applications Restructuring actions helped offset effects of low volume Quarterly bookings up 5% year over year and 22% sequentially aided by large military order at Heil Trailer Winch companies and auto service businesses seeing improving market conditions Book-to-bill of 1.06 $ in millions Q4 2009 Q4 2008 % Change Revenue $408 $564 -28% Earnings $ 42 $ 58 -29% FY 2009 FY 2008 % Change Revenue $1,622 $2,460 -34% Earnings $ 140 $ 300 -53% Quarterly Comments

7 Engineered Systems Revenue gains from Tyler & Barker acquisitions ($43M) Operating margin impacted by volume reduction and product mix at Hill Phoenix and $3.5 million in restructuring •Bookings up 17% year over year and 3% sequentially driven by acquisitions and Product ID; book-to-bill is 1.03 Product ID business trends continued to improve, resulting in 3 consecutive quarters with sequential revenue growth $ in millions Q4 2009 Q4 2008 % Change Revenue $473 $448 6% Earnings $ 48 $ 53 -10% FY 2009 FY 2008 % Change Revenue $1,862 $2,010 -7% Earnings $ 227 $ 279 -18% Quarterly Comments

8 Fluid Management Difficult comps continue, though sequential revenue growth was 9% Operating margin was strong at 20.1% Bookings up 7% sequentially, driven by Energy bookings improvement of 12% Rising NA rig count and improving pump markets help sequential order trend Q4 2009 Q4 2008 % Change Revenue $336 $414 -19% Earnings $ 68 $100 -32% FY 2009 FY 2008 % Change Revenue $1,271 $1,714 -26% Earnings $ 259 $ 385 -33% $ in millions Quarterly Comments

9 Electronic Technologies Year-over-year revenue decline moderated, driven by sequential improvements in electronic assembly and strong Knowles performance; sequential revenue improved 6% Operating margin of 13.6% negatively impacted by $2.4M in restructuring Year-over-year comps impacted by $7.5M gain on disposition in Q4 2008 MEMS, hearing aid, and military markets remain solid; electronic assembly continues to improve Q4 2009 Q4 2008 % Change Revenue $292 $302 -3% Earnings $ 40 $ 53 -25% FY 2009 FY 2008 % Change Revenue $1,027 $1,396 -26% Earnings $ 84 $ 194 -57% $ in millions Quarterly Comments

Q4 2009 Overview Q4 2009 FY 2009 Free Cash Flow $211.2 million, 14% of revenue $682.1 million, 12% of revenue Net Interest Expense $26.8 million $100.4 million, up $4.3 million reflecting lower interest income on cash balances Net Debt to Capital 18.4%, down 65 bps from prior year, reflecting lower debt levels Effective Tax Rate (ETR) 27.2% 24.4%, primarily reflecting the benefits of the second quarter settlement, down 220 bps Corporate Expense $29.6 million, essentially flat with last year $118.0 million, up $2.8 million reflecting continued investment in supply chain initiative 10

Restructuring Update 11 Highlights Fourth quarter restructuring activity reflects continuation of our previously announced plans FY Savings Savings from 2009 programs approximately $125M Incremental savings from 2009 programs is $30M-$40M in 2010 2010 No additional programs planned besides normal activities $10M $72M

12 2010 Guidance Revenue: Core revenue: ^ 4% - 6% 2009 Acquisitions: ^ 3% Total revenue: ^ 7% - 9% Corporate expense: ^ $130 million Interest expense: $105 - $110 million Full-year tax rate: 29% - 30% Capital expenditures: ^ 2.3% - 2.5% of revenue Free cash flow for full year: ^ 10% of revenue Full year EPS: $2.35 - $2.65

13 2010 EPS Guidance Bridge - Cont. Ops 2009 EPS - Continuing Ops $1.99 Volume, mix, price (inc. FX): $0.22 - $0.46 2009 acquisitions (inc. Tyler): $0.08 Net benefits of restructuring/productivity: $0.40 - $0.48 Compensation & benefits: ($0.08 - $0.12) Corporate expense: ($0.04) Interest: ($0.03) Tax rate: ($0.19 - $0.17) 2010 EPS - Continuing Ops $2.35 - $2.65